UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2014
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THE GOLDFIELD CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (321) 724-1700
 ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 31, 2014, Power Corporation of America (“PCA”), a wholly owned subsidiary of The Goldfield Corporation (the “Company”), entered into a Master Lease Agreement (the “Master Lease”) with Terex Master Trust (“Terex”) to lease certain equipment from Terex from time to time, and each lease of equipment will be evidenced by a schedule governed by the terms of the Master Lease. The Master Lease provides that Terex will own the equipment leased to PCA, and PCA will have the right to use such equipment so long as no default (as defined below) occurs. The Company also agreed to guarantee any debts or obligations that may be owed by PCA to Terex under the Master Lease.
On March 31, 2014, PCA entered into four lease schedules (the “Schedules”) with Terex, and each Schedule has a term of 60 months. The total monthly lease payments under the Schedules amount to $107,673.77 (or $6,460,426.20 in the aggregate over the 60-month term). The equipment covered by these Schedules is presently rented by PCA and subsidiaries at an aggregate monthly rental substantially in excess of the lease payments required under the Schedules. Each of the Schedules provides that the first monthly lease payment is due on May 1, 2014. The Schedules provide that PCA may purchase all or a portion of the leased equipment “as is” at specified prices at the end of the third and fourth years following the original lease commencement dates. PCA agreed to pay any costs or expenses associated with the use or maintenance of the equipment and any premiums and other costs for insuring the equipment. For any monthly lease payment not received by its due date, PCA agreed to pay a late charge equal to five percent of the amount due.
The Master Lease also contains customary indemnification and termination provisions typically associated with leases of this nature, including the right to purchase all or a portion of the leased equipment “as is” for fair market value at the end of the lease term subject to a predetermined maximum price set forth in each Schedule.
The Master Lease contains customary default provisions where a default includes failure to make timely lease payments, bankruptcy or insolvency of PCA or the Company, false representations by PCA and failure to insure the leased equipment. If a default occurs, Terex may (i) demand payment from the Company pursuant to the guarantee, (ii) declare as immediately due and owing all of PCA’s obligations under the Master Lease and the Schedules (iii) declare any other lease between PCA and Terex to be in default, (iv) require the return of, or repossess, the leased equipment to Terex, (v) charge PCA with interest on all amounts due at a rate of 1.5 percent per month and (vi) charge PCA with expenses incurred by Terex to enforce PCA’s obligations.
PCA’s obligations pursuant to the Master Lease and the Schedules are secured by the grant of a first priority security interest in the leased equipment and any rights or property related thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 3, 2014

THE GOLDFIELD CORPORATION

By:	/s/ STEPHEN R. WHERRY
Stephen R. Wherry
Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary

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